EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the inclusion and the incorporation by reference of our reports dated February 11, 2005 on our audits of the financial statements of I.D. Systems, Inc. incorporated by reference and included in the Registration Statement on Form S-3.

/s/ EISNER LLP

New York, New York
January 31, 2006